Axelrod, Smith & Kirshbaum
        An Association of Professional Corporations
               ATTORNEYS AT LAW
          5300 Memorial Drive, Suite 700
            Houston, Texas 77007-8292

            Telephone (713) 861-1996
            Facsimile (713) 552-0202

             Robert D. Axelrod, P.C.

                 June 5, 1997



        Kent Watts
        HYPERDYNAMICS CORPORATION
        5444 Westheimer, Ste. 2080
        Houston, Texas 77056

        Dear Mr. Watts:

            As counsel for HyperDynamics Corporation, a Delaware corporation ("Company"), and in connection with the issuance of a total of 1,620,000 shares of the Company's $.001 par value common stock pursuant to a plan you have designated as the Stock Option Plan, you have requested our firm to render this opinion in connection with the Registration Statement to be filed by the Company on Form S-8.

            We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

            Based upon the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

            2. The shares of Common Stock to be issued are validly authorized and, when issued and delivered, and having been fully paid for, in accordance with the terms of the Consulting Agreement, will be validly issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without prior written consent."

            This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.


                                    Very truly yours,

                                    /s/ Axelrod, Smith & Kirschbaum
                                    AXELROD, SMITH & KIRSCHBAUM